Ouster Announces Results for Second Quarter 2026

Record product revenue, achieving 14th straight quarter of growth
Lidar and camera shipments of more than 17,000 units
SAN FRANCISCO, CA – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a leader in sensing and perception for Physical AI, announced financial results for the three months ended June 30, 2026.

“We delivered a strong second quarter, with $55 million in revenue and more than 17,000 total sensors shipped. These results reflect the strength of our unified sensing and perception platform and the continued momentum we have been seeing across our markets. Customers around the world have continued to scale their investments in Physical AI, and Ouster is well positioned to benefit as autonomy moves into more complex, real-world applications,” said Ouster CEO Angus Pacala.

“The introduction of Rev8 was a pivotal moment for Ouster and the reaction from customers has been electric. Rev8’s native color and industry-leading performance are solidifying our market leadership and deepening relationships across key accounts. In addition to Rev8, the April launch of the ZED X Nano was the most successful launch in Stereolabs history. Our focus remains on providing the industry’s most performant products and solutions, dramatically simplifying system integration, and accelerating time to market for the world’s most innovative companies.”
Second Quarter 2026 Highlights:
•$55 million in revenue, up 56% year over year and up 12% sequentially.
•Shipped more than 17,000 lidar and camera sensors for revenue, of which lidar was approximately 53% of the total.
•GAAP gross margin of 49%, up 400 bps year over year and up 600 bps sequentially.
•GAAP net loss of $18 million, an improvement of $2 million year over year and down $1 million sequentially.
•Non-GAAP gross margin1 of 53%, up 200 bps year over year and 700 bps sequentially.
•Adjusted EBITDA1 loss of $4 million, an improvement of $1 million year over year and $2 million sequentially.
•Cash, cash equivalents, restricted cash, and short-term investments of $263 million as of June 30, 2026.
1 Adjusted EBITDA and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

Revenue
Ouster delivered second quarter revenue of $55 million, an increase of 56% year over year and 12% sequentially. Product revenue of $53 million was an increase of 51% year over year and 9% sequentially, primarily driven by customers in the industrial and smart infrastructure verticals for use cases in warehouse automation, yard logistics, and intelligent transportation. The Company shipped over 17,000 units - of which lidar was approximately 53% of the total.
Gross Margin
GAAP gross margin was 49%, compared with 45% in the second quarter of 2025 and 43% in the first quarter of 2026. Volume growth and operating efficiencies lifted profitability year over year. Non-GAAP gross margin was 53%, compared with 52% in the second quarter of 2025 and 46% in the first quarter of 2026. Non-GAAP gross margin excludes the impact of stock-based compensation expenses, and certain other items outside of ordinary operations.
Third Quarter 2026 Outlook:
For the third quarter of 2026, Ouster expects to achieve $54.5 million to $57.5 million in total revenue.
Upcoming Investor Events
Ouster management will participate in the following upcoming investor events:
•Oppenheimer 29th Annual Technology, Internet & Communications Conference - August 11, 2026 (Virtual)
•Rosenblatt Securities' 6th Annual Age of AI Scaling Summit - August 18, 2026 (Virtual)
Conference Call Information
Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, August 6, 2026 to discuss its financial results and business outlook. Interested parties may listen to a live webcast of the conference call. Registration for the webcast can be completed by visiting the following website: https://edge.media-server.com/mmc/p/dgjwyrjv. The webcast will be available for replay for at least 30 days after the conference call on Ouster’s investor website at https://investors.ouster.com/.
About Ouster
Ouster (Nasdaq: OUST) is a leader in sensing and perception for Physical AI across industrial, robotics, automotive, and smart infrastructure. With a unified platform of high-performance digital lidar, cameras, AI compute, sensor fusion and perception software, and AI models, Ouster delivers solutions that improve quality of life in the physical world. Headquartered in San Francisco, CA, Ouster has a global presence serving thousands of customers with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding our future financial results and financial condition, our strategy, our market positioning, development of and demand for our products, trends in investments in and adoption of Physical AI and autonomy, the impact of Ouster’s recent acquisition of Stereolabs, and future investor conference attendance, constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the substantial research and development costs needed to develop and commercialize new products; Ouster’s limited sales history and the ability to maintain confidence in the Company’s long-term business prospect among customers in target markets; fluctuations in its operating results; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; market acceptance of lidar and Ouster’s forecasts for market growth; Ouster’s ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; Ouster’s ability to recruit and retain key personnel; its ability to complete, successfully integrate or achieve the anticipated benefits of new acquisitions or investments, including the Stereolabs acquisition; changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Ouster’s business, financial condition and results of operations; risks related to the use of AI tools by us and others, including risks related to cybersecurity, data regulations, product performance, and data privacy; Ouster’s ability to adequately protect and enforce its intellectual property rights; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, once filed, and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.
In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures
In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, acquisition and integration-related charges, and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Adjusted EBITDA is calculated as net loss excluding interest expense (income), net, other (income) expense, net, stock-based compensation expense, provision for (benefit from) income taxes, amortization of acquired intangibles, acquisition and integration-related charges, depreciation expenses, certain litigation expenses, gain on lease termination and other items. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

OUSTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$91,759	$67,413
Restricted cash, current	336	1,467
Short-term investments	169,322	141,172
Accounts receivable, net	22,096	27,753
Inventory	31,429	23,566
Prepaid expenses and other current assets	30,743	17,517
Total current assets	345,685	278,888
Property and equipment, net	35,241	31,891
Operating lease, right-of-use assets	13,022	13,452
Goodwill	38,525	—
Unbilled receivable, non-current portion	5,254	8,560
Intangible assets, net	32,908	13,316
Restricted cash, non-current	1,100	1,100
Other non-current assets	3,083	2,309
Total assets	$474,818	$349,516
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,315	$19,984
Accrued and other current liabilities	38,759	26,200
Contract liabilities, current	17,166	20,705
Operating lease liability, current portion	4,780	4,142
Total current liabilities	83,020	71,031
Operating lease liability, non-current portion	11,617	12,938
Contract liabilities, non-current portion	3,324	3,106
Deferred tax liability	4,936	—
Other non-current liabilities	613	703
Total liabilities	103,510	87,778
Commitments and contingencies
Stockholders’ equity:
Common stock	48	48
Additional paid-in capital	1,381,020	1,235,580
Accumulated deficit	(1,009,027)	(973,448)
Accumulated other comprehensive (loss) income	(733)	(442)
Total stockholders’ equity	371,308	261,738
Total liabilities and stockholders’ equity	$474,818	$349,516

OUSTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Revenue:
Product revenue	$52,763	$35,015	$48,231	$100,994	$66,120
Royalties	1,863	34	347	2,210	1,561
Total revenue	54,626	35,049	48,578	103,204	67,681
Cost of revenue	27,941	19,207	27,740	55,681	38,356
Gross profit	26,685	15,842	20,838	47,523	29,325
Operating expenses:
Research and development	19,341	17,147	16,082	35,423	32,132
Sales and marketing	9,186	6,978	7,840	17,026	13,401
General and administrative	18,203	18,539	16,128	34,331	34,444
Total operating expenses	46,730	42,664	40,050	86,780	79,977
Loss from operations	(20,045)	(26,822)	(19,212)	(39,257)	(50,652)
Other income (expense):
Interest income	2,116	2,620	2,328	4,444	4,325
Other income (expense), net	(60)	(26)	(29)	(89)	277
Total other income, net	2,056	2,594	2,299	4,355	4,602
Loss before income taxes	(17,989)	(24,228)	(16,913)	(34,902)	(46,050)
Provision for (benefit from) income tax expense	125	(3,616)	552	677	(3,421)
Net loss	$(18,114)	$(20,612)	$(17,465)	$(35,579)	$(42,629)
Other comprehensive income (loss)
Changes in unrealized gain (loss) on available for sale securities	$(171)	$(70)	$(120)	$(291)	$(24)
Foreign currency translation adjustments	—	401	—	—	481
Total comprehensive loss	$(18,285)	$(20,281)	$(17,585)	$(35,870)	$(42,172)
Net loss per common share:
Basic and diluted	$(0.27)	$(0.38)	$(0.28)	$(0.56)	$(0.80)
Weighted-average shares used to compute basic and diluted loss per share	65,990,437	54,466,143	61,824,843	63,587,322	53,482,635

OUSTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,579)	$(42,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,936	3,654
Loss on write-off and disposal of property and equipment	—	85
Gain on lease termination	—	(65)
Stock-based compensation	18,879	21,724
Deferred taxes	(571)	—
Reduction of revenue related to stock warrant issued to customer	2,375	1,021
Amortization of right-of-use asset	1,663	2,509
Accretion on short-term investments	(1,115)	(1,488)
Change in fair value of warrant liabilities	—	229
(Recovery) provision for inventory write-down	(52)	465
(Recovery) provision for doubtful accounts	(86)	137
Realized gain on sale of available for sale securities	(14)	(4)
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	10,643	6,471
Inventory	(5,652)	2,049
Prepaid expenses and other assets	(9,868)	(3,640)
Accounts payable	841	6,425
Accrued and other liabilities	44	3,978
Contract liabilities	(5,600)	(3,836)
Operating lease liability	(1,883)	(3,273)
Net cash used in operating activities	(20,039)	(6,188)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,209)	(1,441)
Purchase of short-term investments	(122,307)	(79,686)
Proceeds from sales and maturities of short-term investments	94,995	57,250
Acquisition of Stereolabs, net of cash acquired	(27,493)	—
Net cash used in investing activities	(60,014)	(23,877)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ESPP purchase	1,332	980
Proceeds from exercise of stock options	2,342	48
Payments received to fund employees tax obligation for vested RSUs	1,629	357
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	97,985	58,798
At-the-market offering costs for the issuance of common stock	(20)	(10)
Net cash provided by financing activities	103,268	60,173
Effect of exchange rates on cash and cash equivalents	—	480
Net increase in cash, cash equivalents and restricted cash	23,215	30,588
Cash, cash equivalents and restricted cash at beginning of period	69,980	48,099
Cash, cash equivalents and restricted cash at end of period	$93,195	$78,687

OUSTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
GAAP net loss	$(18,114)	$(20,612)	$(17,465)	$(35,579)	$(42,629)
Interest income, net	(2,116)	(2,620)	(2,328)	(4,444)	(4,325)
Other income, net	60	26	29	89	(277)
Stock-based compensation expense(1)	11,385	13,226	7,494	18,879	21,724
Provision for (benefit from) income tax expense	125	(3,616)	552	677	(3,421)
Amortization of acquired intangibles(2)	2,099	1,127	1,709	3,808	2,247
Depreciation expense(2)	1,135	732	994	2,128	1,407
Acquisition and integration-related charges(4)	986	—	2,252	3,238	—
Litigation (recovery) expenses(3)	(13)	6,234	(119)	(132)	12,027
Gain on lease termination	—	—	—	—	(65)
Adjusted EBITDA	$(4,453)	$(5,503)	$(6,882)	$(11,336)	$(13,312)

(1)Includes stock-based compensation expense as follows:
	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Cost of revenue	$1,395	$1,799	$826	$2,221	$2,935
Research and development	4,332	6,303	2,616	6,948	10,608
Sales and marketing	1,177	1,733	766	1,943	2,839
General and administrative	4,481	3,391	3,286	7,767	5,342
Total stock-based compensation	$11,385	$13,226	$7,494	$18,879	$21,724

(2)Includes depreciation and amortization expense as follows:
	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Cost of revenue	$1,583	$942	$1,311	$2,893	$1,866
Research and development	907	678	880	1,787	1,320
Sales and marketing	472	174	316	788	346
General and administrative	272	65	196	468	122
Total depreciation and amortization expense	$3,234	$1,859	$2,703	$5,936	$3,654

(3)Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding litigation cases offset by the estimated amounts recoverable and recovered under insurance, indemnity and contribution agreements for such costs.

(4)Includes legal and accounting fees and transition related services and are not considered normal, recurring, cash operating expenses necessary to operate the Company's business.

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Gross profit on GAAP basis	$26,685	$15,842	$20,838	$47,523	$29,325
Stock-based compensation	1,395	1,799	826	2,221	2,935
Amortization of acquired intangible assets	1,127	461	862	1,989	918
Gross profit on non-GAAP basis	$29,207	$18,102	$22,526	$51,733	$33,178

Gross margin on GAAP basis	49%	45%	43%	46%	43%
Gross margin on non-GAAP basis	53%	52%	46%	50%	49%

Contacts
For Investors
investors@ouster.io
For Media
press@ouster.io